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                                                                   EXHIBIT 10.28

                             SAGENT TECHNOLOGY, INC.

                         BEN BARNES EMPLOYMENT AGREEMENT

     This Agreement is made by and between Sagent Technology, Inc. ("the Company"), and you, Ben Barnes (also referred to as the "Executive"), as of August 4, 2000 (the "Effective Date").

     1.   Duties and Scope of Employment.

          (a) Positions and Duties. You will serve as President and Chief Executive Officer of the Company. As such, you will have overall responsibility for the management of the Company, all employees will directly report to you and you will report directly to the Company's Board of Directors (the "Board"). You shall have the ultimate authority as Chief Executive Officer and President for all Company operational and strategic matters, subject to the general oversight of the Board. You will render such business and professional services in the performance of your duties, consistent with your position within the Company, as shall reasonably be assigned to you by the Board. The period of your employment under this Agreement is referred to herein as the "Employment Term."

          (b) Place of Employment. Your services will be performed in the Company's Mountain View, California headquarters subject to such business travel as may be required from time to time.

          (c) Board Membership. You will serve as a member of the Board, subject to any required Board and/or stockholder approval.

          (d) Obligations. During the Employment Term, you will devote your full business efforts and time to the Company and such of its subsidiaries as the Board may designate. During the Employment Term, you will not engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board (which approval will not be unreasonably withheld); provided that without the approval of the Board you may serve in any capacity with any civic, educational or charitable organization to the extent that such service does not substantially interfere with your duties under this Agreement.

     2. Employee Benefits. During the Employment Term, you will be eligible to participate in all Company employee benefit plans, in accordance with the terms of such plans, that are applicable to other senior executives of the Company of similar rank and status, as such plans and terms may exist from time to time, including, without limitation, group health insurance, 401(k), and equity incentive plans. In addition, the Company shall provide you with, subject to your Representation (as defined below), a "Core Package" which, for purposes of this agreement, shall mean (i) term life insurance with a death benefit of at least $5 million, the cost of which shall be paid by the Company, and (ii) disability insurance in a reasonable amount acceptable to the Executive and the Company, the cost of which shall be paid by the Company. By signing this Agreement, Executive hereby represents that he has had annual physicals over the past years, that he is a non-smoker and that he is not aware of any significant health problems that may affect his ability to receive the Core Package at a reasonable cost to the Company (the "Representation"). Subject to Executive's completion of


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any physicals, tests or forms provided to Executive by the applicable insurance underwriter, the life insurance and the disability insurance shall be established as soon as possible on or after the Effective Date, but in no event later than thirty days after the Effective Date without Executive's express written consent (unless such delay results from breach of the foregoing Executive performance obligations). The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time; provided, however, the Core Benefits will not be cancelled until the earlier of
(i) the end of the Employment Term, or (ii) the Executive's establishment of a similar group benefit package for other senior executives of the Company.

     3. Payment of Legal Fees in Connection with this Agreement. The Company will reimburse you for reasonable legal fees and disbursements incurred in connection with the negotiation, preparation, implementation, and execution of this Agreement; provided that the Company will not be required to reimburse you for more than $10,000 under this Section.

     4. Business Travel and Expenses. During the Employment Term, the Company will reimburse you for reasonable business travel and other reasonable business expenses in accordance with the terms of all Company policies that are applicable to other senior executives of the Company of similar rank and status, as such policies and terms may exist from time to time.

     5. Vacation. During the Employment Term, you will be eligible for vacation time in accordance with the terms of all Company policies that are applicable to other senior executives of the Company of similar rank and status, as such policies and terms may exist from time to time, with the timing and duration of specific vacations mutually and reasonably agreed to by you and the Company; provided that you shall be entitled to no less than four weeks of paid vacation during each calendar year.

     6. Relocation and Temporary Commuting Expense Reimbursement. During the Employment Term, the Company will reimburse you for the following reasonable expenses: (a) moving expenses incurred by you and your prospective family during your relocation from your primary residences (including automobiles) to the Silicon Valley, (b) temporary commuting and living expenses incurred during trips from your primary residence to the Company for a period of up to six months or until such earlier time as you move to the Silicon Valley area, (c) reasonable costs incurred during the relocation of you and your prospective family to Silicon Valley, including, but not limited to, reasonable costs associated with the sale of your sole designated residence (e.g., reasonable brokerage costs, etc.), and (d) the payment of up to three mortgage points towards the purchase of your primary residence in the Silicon Valley area. You will be fully grossed-up by the Company for any taxes required to be recognized by you, as reasonably determined by the Company, by virtue of the payment of the foregoing relocation and temporary commuting expenses.

     7.   Home Purchase Loan.

          (a) Interest-Free Loan. The Company will provide you with an interest-free loan of $750,000 for use towards the purchase of a primary residence to be located in the Silicon Valley area. Subject to subsections (i) and (ii) below, the Company will forgive the principal of this interest-free loan upon the fifth anniversary of the Effective Date.

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               (i)  If you resign for "Good Reason" or are terminated without
"Cause" before the fifth anniversary of the Effective Date, the balance owed as of your termination date will be, at the discretion of the Company, forgiven on the date of such termination (the "Accelerated Forgiveness Date") or at the end of the original five year period. Within a reasonable period of time after the Accelerated Forgiveness Date, if applicable, the Company further agrees to provide you with a loan bearing 5% simple interest in an amount sufficient to cover any tax liability which may arise in connection with the forgiveness of this interest free loan (the "Additional Loan"). This Additional Loan shall be full recourse against the Executive and all payments of principal and interest on this Additional Loan shall be due on the later of (i) the third anniversary of the Additional Loan origination date, or (ii) the fifth anniversary of the Effective Date; or

               (ii) If you resign without "Good Reason" or are terminated for "Cause" before the fifth anniversary of the Effective Date, you must repay the remaining loan balance owed as of your termination date within ninety days of your last day of employment with the Company. The remaining loan balance owed as of the termination date shall equal the $750,000 loan minus the product of (X) $150,000, multiplied by (Y) the number of years you have been employed by the Company beginning on the Effective Date and ending on the date of termination. For purposes of this subsection (ii), the year in which your employment terminates (unless such termination occurs in calendar year 2000) shall be considered a full year for purposes of this calculation.

          (b) Additional Interest-Bearing Loan. You are also eligible to receive an additional loan of up to $2,000,000 to use towards the purchase of a primary residence to be located in the Silicon Valley area. The additional loan shall bear a simple interest of 5% per year with no compounding. The interest and principal of this additional loan will not be forgiven by the Company. No payments on this loan are due until your fifth anniversary of the Effective Date with the Company, at which time the accrued interest and principal borrowed will be repaid in full. If you are terminated for "Cause" or resign without "Good Reason" before the fifth anniversary of the Effective Date, all principal and accrued interest shall be due within ninety days of your last day of employment with the Company. It is expressly agreed that this is a secured (against your primary residence), fifty-percent recourse loan.

     8.   Compensation.

          (a) Base Salary. During the Employment Term, the Company will pay you as compensation for your services a base salary at the annualized rate of not less than $425,000 (the "Base Salary"). The Base Salary will be paid in accordance with the Company's normal payroll practices as in effect from time to time. During the Employment Term, your Base Salary will be reviewed for possible merit increases at least annually.

          (b) Signing Bonus. Upon the Effective Date of this agreement, the Company will pay you $500,000. In the event that you resign without Good Reason before the first anniversary of the Effective Date, you must repay the full sum of $500,000 within thirty days of your termination date with the Company.

          (c) Annual Bonuses. For each calendar year, you will be eligible to receive a target annual bonus based upon the achievement of reasonable performance criteria specified by the Board after consultation with you (the "Annual Bonus"). The Annual Bonus amount payable for any year

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will depend upon the extent to which the applicable performance criteria have been satisfied, with a higher or lower Annual Bonus amount payable if such performance criteria are exceeded or not met, as the case may be. Your target Annual Bonus will equal $275,000 and your maximum Annual Bonus will equal 200% of your target Annual Bonus. Any Annual Bonus that is actually earned will be paid as soon as practicable after the end of the year for which the Annual Bonus is earned, but only if you remain employed with the Company through the end of the year for which the Annual Bonus is earned. Except as provided in Section 18 and notwithstanding anything else to the contrary herein, unless Executive voluntarily resigns without Good Reason (as defined herein) in calendar year 2000, Executive shall receive an Annual Bonus in calendar year 2000 which shall be at least equal to $275,000.

          (d)  Stock Option.

               (i) Upon the Effective Date of this Agreement, you will receive a stock option and restricted stock as follows:

                    (1) You will be granted an option to purchase 750,000 shares of the Company's common stock at an exercise price per share equal to the fair market value of the Company's common stock on the earlier of (X) the last business day prior to the public announcement of this Agreement, or (Y) the date you become an employee of the Company (the "Option"). Subject to the accelerated vesting provision set forth in Section 12(a) herein, the Option will vest as to 25% of the shares subject to the Option one year after the Effective Date, and 1/48 of the total shares subject to the Option shall vest monthly thereafter, so that the Option will be fully vested and exercisable four years from the Effective Date, subject to your continued service to the Company on the relevant vesting dates. The Option may be exercised prior to vesting, subject to the Executive entering into a standard form of restricted stock purchase agreement with the Company. To the maximum extent possible under the $100,000 rule of
Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code"), a portion of this Option will be designated as an "incentive stock option" as defined in Section 422 of the Code.

                    (2) You will be granted 150,000 shares of restricted stock for a purchase price equal to the par value of the common stock of $0.01 per share ("Restricted Stock"). These shares of Restricted Stock will vest over a four year period, with 25% of the shares vesting on the first anniversary of the Effective Date, and 1/48 of the total shares vesting monthly thereafter, so that all of the shares will be fully vested four years from the Effective Date, subject to your continued service to the Company on the relevant dates.

               (ii) Subject to this Agreement, the Option will be subject to the terms, definitions and provisions of the Company's 1998 Stock Plan (the "Stock Plan") and the stock option agreement by and between you and the Company (the "Option Agreement"), both of which documents are incorporated herein by reference.

               (iii) Subject to this Agreement, the Restricted Stock will be subject to the terms, definitions and provisions of the Stock Plan and the restricted stock purchase agreement by and between you and the Company (the "Purchase Agreement"), both of which documents are incorporated herein by reference.


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               (iv) The Company has registered or will register the shares issuable under the Option and the shares of Restricted Stock on a Form S-8 registration statement prior to the initial vesting date for each Option and for shares of Restricted Stock. The Company will use its commercially reasonable best efforts to keep such registration statement in effect for the entire period of the Option and the entire period that the shares of Restricted Stock remain unvested.

     9. Proprietary Information Agreement. Executive agrees to enter into the Company's standard Confidential Information and Invention Assignment Agreement (the "Proprietary Information Agreement") upon commencing employment hereunder, as modified so as not to conflict with the provisions of this Agreement and expressly omitting Section 6 (Covenant Not To Compete), Section 7 (Inducing Employees to Leave Employer; Employment of Employees) and Section 8 (Nonsolicitation of Business).

     10. Non-Solicitation. During the Employment Term, and for a period of twelve months immediately following the termination of your relationship with the Company for any reason, whether with or without Cause or Good Reason, you agree not to either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for yourself or for any other person or entity.

     11. Golden Parachute Excise Tax. In the event that the compensation, including stock option and restricted stock proceeds, (the "Total Payments") provided for in this Agreement or otherwise payable or provided to you: (a) constitute "parachute payments" within the meaning of Section 280G of the Code, and (b) but for this Section 11, would be subject to the excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), then your Total Payments will be either:

               (i)  delivered in full, or

               (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in your receipt on an after-tax basis, of the greatest amount of Total Payments, notwithstanding that all or some portion of such Total Payments may be taxable under Section 4999 of the Code. Unless you and the Company otherwise agree in writing, any determination required under this Section 11 shall be made in writing in good faith by the accounting firm serving as the Company's independent public accountants immediately prior to the Change of Control (the "Accountants"). In the event of a reduction in benefits hereunder, you will be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. You and the Company will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

     12.  Severance.

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          (a)  Involuntary Termination. In the event that you are terminated by the Company without Cause or you voluntarily terminate your employment for Good Reason, you will be entitled to receive:

               (i) Earned and Unpaid Base Salary and Annual Bonus. All earned but unpaid Base Salary and Annual Bonus amounts otherwise owed to you under the terms of this Agreement through the date of termination, payable in a lump sum within thirty days of your termination;

               (ii) Base Salary. Severance pay in an amount equal to one year of your Base Salary, payable in a lump sum within thirty days of your termination;

               (iii) Annual Bonus. In addition to any calendar year 2000 severance payments set forth in Section 8(c), in the event you are terminated by the Company without Cause or you voluntarily terminate your employment for Good Reason on or after January 1, 2001, then you shall receive a pro-rated amount of your Annual Bonus at target under Section 8(c) herein for the calendar year in which you have terminated employment with the Company. Such amount shall equal the product of (X) the target Annual Bonus for the calendar year of termination, multiplied by (Y) a fraction of which the numerator is the number of months you are employed by the Company during the calendar year of termination and the denominator is twelve. The month in which your employment terminates shall be considered a full month for purposes of this calculation;

               (iv) COBRA Benefits. The Company shall pay the group health continuation coverage premiums for you and your covered dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA") through the lesser of (x) twelve months from the date of your termination of employment, or (y) the date upon which you and your covered dependents are covered by similar plans of your new employer;

               (v)  Stock Options.

                    (1) In the event you are terminated by the Company without Cause or you voluntarily terminate your employment for Good Reason prior to the one year anniversary of the Effective Date then 50% of the unvested shares subject to your Option shall immediately vest and become exercisable for the earlier of (X) a period of two years following the date of termination, or (Y) the term of the Option. All additional shares subject to your Option which have not vested as of your termination date will be forfeited. After termination, the Option will continue to be subject to the terms, definitions, and provisions of the Stock Plan and the Option Agreement.

                    (2) In the event you are terminated by the Company without Cause or you voluntarily terminate your employment for Good Reason on or after the one year anniversary of the Effective Date then 100% of the unvested shares subject to your Option shall immediately vest and become exercisable for the earlier of (X) a period of two years following the date of termination, or (Y) the term of the Option. After termination, the Option will continue to be subject to the terms, definitions, and provisions of the Stock Plan and the Option Agreement;

               (vi) Restricted Stock. All unvested shares of restricted stock shall immediately vest and be owned outright by you or your estate or designated beneficiary.

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               (vii) Mitigation. Except as provided in (iv) of this Section, the severance benefits provided for above shall not be subject to mitigation.

          (b) Voluntary Termination or Termination for Cause. Except as otherwise provided for in Section 8(c), in the event that you are terminated by the Company for "Cause," upon written notice to you at any time following a determination by two-thirds vote of the Board (excluding Executive) that there is "Cause," or in the event that you voluntarily terminate your employment without Good Reason, you will not be entitled to any Severance Payments under this Section 12. You will be paid your Base Salary earned through the date of your termination, and you will be permitted to exercise your Option, to the extent vested as of the date of your termination, in accordance with the terms of your Option Agreement and the Stock Plan. Your Option and your Restricted Stock will cease to vest on the date of your termination. In addition, if your employment under this Section 12(b) terminates on or after January 1, 2001, then you shall receive a pro-rated amount of your Annual Bonus at target under
Section 8(c) herein for the calendar year in which you have terminated employment with the Company. Such amount shall equal the product of (X) the target Annual Bonus for the calendar year of termination, multiplied by (Y) a fraction of which the numerator is the number of full months you are employed by the Company during the calendar year of termination and the denominator is twelve.

          (c) Death or Disability. Your employment will automatically terminate upon your death or upon your Disability (as defined herein). In the event of your death or Disability (as defined herein), you or your estate, as applicable, shall be entitled to receive the payments and benefits set forth in Section 12(a)(i) above. In the event of your Disability (as defined herein), you shall also be entitled to receive twelve months continuation payments of your Base Salary less any disability payments you receive during such twelve month period, payable in accordance with the Company's normal payroll practices as then in effect. The Company shall have the right to withhold such payments if you fail to provide information necessary for the Company to determine whether you are receiving disability payments and the amount of such payments. You or your estate, as applicable, shall be permitted to exercise your Option, to the extent vested as of the date of your termination, in accordance with the terms of your Option Agreement and the Stock Plan. Your Option and your Restricted Stock will cease to vest on the date of your termination.

     13. At-Will Employment. Your employment with the Company constitutes "at-will" employment. You and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option of either you or the Company. However, as described in this Agreement, you may be entitled to severance benefits depending upon the circumstances of your termination of employment.

     14.  Definitions.

          (a) Cause. For purposes of this Agreement, "Cause" is defined as (i) negligence or misconduct in the performance of your duties to the Company (other than as a result of your Disability) that has resulted in substantial and material damage to the Company; (ii) your commission of any act of fraud with respect to the Company; or (iii) conviction of a felony or a crime involving moral turpitude causing material harm to the business and affairs of the Company. As to clause (i), if the Board determines that you have not substantially performed your duties, you


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will receive a written demand for improved performance from the Board. The demand will set forth the factual basis for the Company's belief that you have not substantially performed your duties, and will list areas in which you must improve. You will have three months from the date of receiving such written demand to improve your performance to the reasonable satisfaction of the Board. If the Board determines that after three months of receiving such written demand you have not improved to its satisfaction, you will be terminated for "Cause" under this Agreement.

          (b) Change of Control. For purposes of this Agreement, "Change of Control" of the Company is defined as: (i) any person or entity becoming the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent of the total voting power of all of the Company's then outstanding voting securities, (ii) a merger or consolidation of the Company in which the Company's voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation, (iii) a sale of substantially all of the assets of the Company or a liquidation or dissolution of the Company, or (iv) individuals, who, as of the Effective Date, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date, whose election or nomination for election by the Company's stockholders was approved by the vote of at least a majority of the directors then in office shall be deemed a member of the Incumbent Board.

          (c) Disability. For purposes of this Agreement, "Disability" will mean Executive's inability to perform his job responsibilities for a period of 180 consecutive days or 180 days in the aggregate in any twelve month period, as determined by the Board (excluding Executive).

          (d) Good Reason. For purposes of this Agreement, "Good Reason" will mean that you voluntarily resign within ninety days after the occurrence of any of the following, without your written consent: (i) a material reduction of the duties, title, authority or responsibilities, relative to your duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the express written assignment to you of such reduced duties, title, authority or responsibilities; (ii) without your express written consent, a material reduction of the facilities and perquisites (including office space and location) available to you immediately prior to such reduction; (iii) a reduction by the Company in your Base Salary or Annual Bonus as in effect immediately prior to such reduction; (iv) the Company's willful failure to make any of the payments required to be made under Section 6 or Section 7 hereof; (v) a material reduction by the Company in the kind or level of your employee benefits, including bonuses, to which you were entitled immediately prior to such reduction; (vi) your relocation to a facility or a location more than thirty miles from either the Company or your home; (vi) the failure of the Company to obtain the assumption of this agreement by any successors; (vii) your no longer being President and Chief Executive Officer of the Company, or in the case of a Change of Control (as defined herein), of the surviving entity or acquiror that results from any Change of Control; or (ix) any material breach by the Company of any of its obligations hereunder.

     15. Assignment. This Agreement will be binding upon and inure to the benefit of (a) your heirs, executors and legal representatives upon your death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes, and shall assume in writing and be bound by all of the Company's obligations under this Agreement, unless your agree otherwise in writing. For this


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purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of your rights to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of your right to compensation or other benefits will be null and void.

     16. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

     Sagent Technology, Inc.
     800 West El Camino Real, Suite 300
     Mountain View, CA 94040

     Attn: Chairman of the Board of Directors

If to Executive:

at your last residential address known by the Company.

     17. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

     18. Prior Employment. Notwithstanding anything in this Agreement to the contrary, if the Executive does not resign from his position with his previous employer on terms and conditions acceptable to the Executive within thirty (30) days of the Effective Date, then upon written notice from the Executive to the Company or upon written notice from the Company to the Executive this Agreement shall immediately terminate and be of no further force and effect and the parties shall have no liability to each other hereunder. Written notice from the Company to the Executive terminating this Agreement pursuant to this Section shall not trigger any of the severance provisions herein.

     19. Entire Agreement. This Agreement, including the Stock Plan, Option Agreement, Proprietary Information Agreement and Purchase Agreement, represents the entire agreement and understanding between the Company and you concerning your employment relationship with the Company or any of its subsidiaries, and supersedes and replaces any and all prior agreements and understandings concerning your employment relationship with the Company.

     20. Indemnification. You will be entitled throughout the Employment Term in your capacity as an officer or director of the Company or any of its subsidiaries, or as a member of any other governing body or any partnership or joint venture in which the Company has an equity


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interest (and after the term of employment, to the extent relating to any continued service as such officer, director or member) to the benefit of the indemnification provisions contained in the Certificate of Incorporation and By-Laws of the Company as in effect from time to time, to the extent not prohibited by applicable law at the time of the assertion of any liability against you. The Company currently maintains and will continue to maintain a directors and officer's insurance policy during your service as an officer and/or director of the Company.

     21. Authority. The Company represents and warrants to you that this Agreement is legal, valid, and binding upon the Company and the execution of this Agreement and the performance of the Company's obligations hereunder does not and will not constitute a breach of, or conflict with, the terms or provisions of, any agreement or understanding to which the Company is a party.

     22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and which together shall constitute one instrument.

     23.  Arbitration and Equitable Relief.

          (a) Except as provided in Section 23(d) below, you and the Company agree that to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof will be settled by arbitration to be held in the County of Santa Clara, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator will apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. You hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

          (c) The Company will pay the direct costs and expenses of the arbitration. The Company will pay your counsel fees and reasonable expenses.

          (d) The Company or you may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary to enforce the provisions of this Agreement, without breach of this arbitration agreement and without abridgement of the powers of the arbitrator.

          (e) You understand that nothing in this Section 23 modifies your at-will status. Either the Company or you can terminate the employment relationship at any time, with or without cause.

          (f) YOU HAVE READ AND UNDERSTAND THIS SECTION 23, WHICH DISCUSSES ARBITRATION. YOU UNDERSTAND THAT BY SIGNING THIS AGREEMENT, YOU AGREE TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS

ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF YOUR RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

               (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

               (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, AND ANY LAW OF ANY STATE; AND

               (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

     24. No Oral Modification, Cancellation or Discharge. This Agreement may be changed or terminated only in writing (signed by you and the an authorized member of the Board).

     25. Withholding. The Company is authorized to withhold, or cause to be withheld, from any payment or benefit under this Agreement the full amount of any applicable withholding taxes.

     26. Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

     27. Acknowledgment. You acknowledge that you have had the opportunity to discuss this matter with and obtain advice from your private attorney, have had sufficient time to, and have carefully read and fully understand all the provisions of this Agreement, and are knowingly and voluntarily entering into this Agreement.

     28. Beneficiaries. Whenever this Agreement provides for any payment to the Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may designate by written notice to the Company. The Executive shall have the right to revoke any such designation and to re-designate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below:

BEN BARNES

/s/ BEN BARNES                           Date:  August 4, 2000
--------------------------------
Ben Barnes

SAGENT TECHNOLOGY, INC

/s/ KENNETH GARDNER                      Date:  August 4, 2000
--------------------------------
Title: President